Exhibit 5.1

August 21, 2026

Odysight.ai Inc.

12 Abba Hillel Silver RD

Sasson Hugi Tower

Ramat Gan, Israel

Re: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Odysight.ai Inc., a Nevada corporation (the “Company”), in connection with the offer and sale by the Company (the “Offering”) of 3,953,125 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company, pursuant to an Underwriting Agreement, dated as of August 20, 2026, by and between the Company and Roth Capital Partners, LLC acting as representative of the underwriters named in Schedule I thereto (the “Underwriting Agreement”). The Shares include an over-allotment option granted to the underwriters of the Offering to purchase 515,625 Shares.

The Shares are being offered and sold by the Company pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-293080) which was initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on January 30, 2026, and declared effective on February 6, 2026 (as amended from time to time, the “Registration Statement”), the base prospectus included in the Registration Statement (the “Prospectus”) and the prospectus supplement related to the Offering, and filed with the Commission under Rule 424(b) of the Securities Act on August 21, 2026 (the “Prospectus Supplement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus and the Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Shares.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Articles of Incorporation, and Amended and Restated Bylaws of the Company, each as amended to date, (ii) certain resolutions of the Board of Directors of the Company related to the Offering, the authorization and issuance of the Shares and related matters, (iii) the Registration Statement, the Prospectus and the Prospectus Supplement, (iv) the Underwriting Agreement, and (v) such other records, documents and instruments as we have deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Nevada and the federal laws of the United States of America.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Shares are duly authorized for issuance by the Company and, when issued and paid for in the manner contemplated by the Underwriting Agreement and as described in the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to your filing this opinion as an exhibit to the Current Report on Form 8-K, dated the date hereof, filed by the Company and incorporated by reference into the Registration Statement and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.” In rendering this opinion and giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.
GREENBERG TRAURIG, P.A.